Exhibit 99.1

Snyder’s-Lance Announces the Appointment of Alexander Pease as
Executive Vice President and Chief Financial Officer

CHARLOTTE, NC, September 23, 2016 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) announced today the appointment of Alexander Pease as Executive Vice President and Chief Financial Officer, effective November 1, 2016. The planned retirement of Rick Puckett as Chief Financial Officer was previously announced on May 26, 2016. Mr. Puckett will continue in his current role as Chief Financial Officer until November 1, 2016, and will remain with the Company in a consulting role for a period of time to ensure a smooth transition.

Mr. Pease joins the Company from McKinsey & Co. bringing significant financial expertise and cross industry experience to the Snyder’s-Lance organization. At McKinsey, he was a leader in their global corporate finance and business functions practice working with leading CFOs across a wide range of industries, helping their companies build shareholder value by strengthening their balance sheet, improving returns on invested capital and raising operating margins. Mr. Pease has deep expertise in zero based budgeting, business process improvement, broad based productivity transformation, treasury, and strategic buy and sell-side transactions. In addition, he has significant expertise in enterprise risk management and international growth.

From 2011 to 2015, Mr. Pease held the position of Senior Vice President and Chief Financial Officer of EnPro Industries (NYSE: NPO), a diversified, multi-industrial equipment manufacturer with significant sales into the agricultural, food and pharmaceutical, other industrial end-markets. In this capacity, he also had responsibility for Global Supply Chain, Information Technology, Strategy and M&A.

Mr. Pease spent a total of ten years with McKinsey & Co. in various roles, including tenures prior to and subsequent to his role at EnPro. Mr. Pease received his Master of Business Administration degree from the Tuck School of Business at Dartmouth College. He also graduated with honors and distinction from the United States Naval Academy, and served for six years as a U.S. Navy SEAL in a range of international assignments.

“We are fortunate to attract a candidate with the broad financial experience, organizational skills, and unparalleled leadership that Alex brings to the table,” stated Carl E. Lee, Jr., President and Chief Executive Officer of Snyder’s-Lance. “We plan to leverage Alex’s deep expertise in financial leadership to expand our initiatives to build shareholder value. His proven track record in driving substantial cost reductions and process improvements as both a hands-on executive and an advisor will further support our ongoing margin enhancement initiatives and drive our financial returns. His experience having both been a CFO, and having advised CFOs as a McKinsey partner, has prepared him to help us expedite the execution of our strategic plan. We look forward to Alex’s contributions and we are excited to have him join our team.”

Mr. Alexander Pease commented, “Snyder’s-Lance is at an exciting point in its evolution, as it positions itself as the leading better-for-you snack company in the market. This, combined with an exceptional track record of growth, disciplined capital allocation, and ongoing performance improvement creates a remarkable opportunity. While at McKinsey, I developed a passion for helping clients drive cutting edge innovations in back office efficiency, pursue advanced analytic techniques to optimize performance and develop world class plans to unlock growth. I am thrilled to be able to bring this passion to Snyder’s-Lance.”

About Snyder’s-Lance, Inc.

Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Diamond of California®, Late July®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com. LNCE-E

Investor Contact

Kevin Powers, Senior Director, Investor Relations

Kpowers@snyderslance.com, (704) 557-8279